CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective amendment No. 3 to the Registration Statement on Form S-1 (No. 333-161382) of our report dated March 22, 2010 relating to the financial statements, which appears in PHL Variable Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Hartford, Connecticut

June 8, 2010